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                                                                   EXHIBIT 10.31

                           CONVEYANCE OF NET PROFITS
                          OVERRIDING ROYALTY INTEREST

     THIS CONVEYANCE OF NET PROFITS OVERRIDING ROYALTY INTEREST (this "Conveyance"), dated as of the date set out at the end hereof, is made from and by Cheniere Energy, Inc., a Delaware corporation (herein called "WI Owner") to and in favor of EnCap Energy Capital Fund III, L.P. (herein called "Royalty Owner").

                                 ARTICLE I

     Section 1.1. Defined Terms. When used in this Conveyance or in any exhibit or schedule hereto (unless otherwise defined in any such exhibit or schedule), the following terms have the respective meanings assigned to them in this section or in the sections, subsections, exhibits and schedules referred to below:

     "Affiliate" means, with respect to any Person: (a) any other Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such Person, (b) any other Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Business Day" means a day that is not a Saturday, a Sunday, or a legal holiday in Houston, Texas.

     "Commencement Time" means 7:00 a.m., Louisiana time, on September 1, 1999.

     "Credit Agreement" means the Credit Agreement of even date herewith, as from time to time supplemented, amended, or restated, between WI Owner and Royalty Owner, pursuant to which WI Owner has agreed to convey the Net Profits Interest to Royalty Owner.

     "Default Rate" means a rate of interest of fifteen percent (15%) per annum, calculated on the basis of actual days elapsed and a year of 360 days.

     "Delivery Point" means, for any Hydrocarbons produced from any Subject Well, the point or points on or in the vicinity of the production platform for such Subject Well at which such Hydrocarbons are delivered into a gathering system or a transportation pipeline or are otherwise removed from the platform for transportation to shore.

     "Delivery Services" has the meaning given such term in Section 3.2.

     "Direct Taxes" means all ad valorem, property, gathering, transportation, pipeline regulating, gross receipts, severance, production, excise, heating content, carbon, value added, environmental, occupation, sales, use, fuel, and other taxes and governmental charges and assessments imposed on or as a result of all or any part of the Subject Interests, the Hydrocarbons produced from Subject Interests, the proceeds thereof, or the Net Profits Interest, regardless of

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the point at which or the manner in which or the Person against whom such taxes, charges or assessments are charged, collected, levied or otherwise imposed. The only taxes which are not Direct Taxes are federal income taxes, state income taxes, and franchise taxes and penalty or interest surcharges thereon levied against Royalty Owner. Interest, penalties and withholding obligations owing to governmental authorities with respect to any Direct Taxes shall constitute "Direct Taxes".

     "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "Gas" means natural gas and all other gaseous hydrocarbons, including casinghead gas, but excluding condensate and other liquid hydrocarbons removed by conventional mechanical field separation at the wellhead and also excluding the liquid products of any processing of Gas done prior to the sale of such Gas.

     "Gross Proceeds" means, with respect to any Subject Hydrocarbons: (1) if such Subject Hydrocarbons are sold in an arm's length transaction to a Non-Affiliate, the gross proceeds received from such sale of such Subject Hydrocarbons, and (2) in all other cases (including the sale of Subject Hydrocarbons other than in an arm's length transaction to a Non-Affiliate), the higher (from time to time) of the gross proceeds received or accrued from the sale or other disposition of such Subject Hydrocarbons or the Market Value of such Subject Hydrocarbons, subject in both cases to the following:

          (a) Gross Proceeds shall include all consideration received, directly or indirectly, for sales or other dispositions of Subject Hydrocarbons;

          (b) If a controversy or possible controversy exists (whether by reason of any Law, contract, or otherwise) as to the correct or lawful sales price of any Subject Hydrocarbons sold to a Non-Affiliate, then amounts received by WI Owner and promptly deposited by it with a Non-Affiliate escrow agent, to be placed in interest bearing accounts under usual and customary terms, shall not be considered to have been received by WI Owner and shall not be included in Gross Proceeds until disbursed to WI Owner by such escrow agent; and

          (c) Gross Proceeds shall not include any proceeds received by WI Owner from the sale of production belonging to another Person that WI Owner is entitled to obtain pursuant to the "nonconsent" provisions of any operating agreement as a result of having paid a portion of such other Person's costs of operations.

To the extent that clause (2) above is applicable to any Subject Hydrocarbons, the amounts described in clause (2) shall be deemed to have been received by Borrower during the Month next following the Month in which such Subject Hydrocarbons were produced.

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     "Hydrocarbons" means Gas and Oil.

     "Law" means any constitution, statute, ordinance, regulation, rule, ruling, order, restriction, writ, judgement, decree, injunction, or other requirement or official act of or by any governmental authority of any kind.

     "Lien" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, security deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Market Value" of any Subject Hydrocarbons means:

          (a) With respect to any Gas, (i) the average of the three highest prices (adjusted for all material differences in quality) being paid at the time of production in sales between non-affiliated persons for Gas purchased within a 10-mile radius of the applicable Subject Well) but, for any Gas subject to price restrictions established, prescribed or otherwise imposed by any governmental authority having jurisdiction over the sale of such Gas, no more than the highest price permitted for such category or type of Gas after all applicable adjustments (including without limitation tax reimbursement, dehydration, compression and gathering allowances, inflation and other permitted escalations), or (ii) if subsection (a)(i) above is not applicable, the fair market value of such Gas on the date of delivery, at the lease level, determined in accordance with other generally accepted and usual industry practices; and

          (b) With respect to Oil, (i) the highest price available to WI Owner for such Oil at the lease level, on the date of delivery, pursuant to a bona fide offer, posted price or other generally available marketing arrangement from or with a Non-Affiliate purchaser, or (ii) if no such offer, posted price or arrangement is available, the fair market value of such Oil on the date of delivery, at the lease level, determined in accordance with other generally accepted and usual industry practices.

     "Month" means (i) the period between the Commencement Time and 7:00 A.M. Louisiana time on October 1, 1999, and (ii) thereafter, the period between 7:00 A.M. Louisiana time on the first day of one calendar month and 7:00 A.M. Louisiana time on the first day of the next calendar month.

     "Net Profits" has the meaning given to such term in Section 2.2.

     "Net Profits Interest" means the overriding royalty interest which is granted herein to Royalty Owner, and all other rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to such overriding royalty, whether hereunder, by operation of Law, or otherwise.

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     "Non-Affiliate" means, with respect to any Person, any Person who is not an
Affiliate of such Person.

     "NRI Percentage" means, with respect to each portion of Subject Lands described on Exhibit "A", the percentage shown on Exhibit "A" as the "Net Revenue Interest" for such portion of Subject Lands.

     "Oil" means crude oil, condensate, and other liquid hydrocarbons, including liquid hydrocarbons removed by conventional mechanical field separation at the wellhead and also including the liquid products of any processing of Gas done prior to the sale of such Gas.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, pension fund, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Reimbursable Expenses" means all actual and reasonable costs and expenses paid or incurred by or on behalf of Royalty Owner or its Affiliates which are in any way related to: (a) the negotiation, acquisition, ownership, enforcement, or termination of the Net Profits Interest, this Conveyance, the other Transaction Documents, or any waivers or amendments hereto or thereto, or (b) any litigation, contest, release or discharge of any adverse claim or demand made or proceeding instituted by any Person affecting in any manner whatsoever the Net Profits Interest, any Subject Hydrocarbons or Net Profits, this Conveyance or any other Transaction Document, or the enforcement or defense hereof or thereof, or the defense of Royalty Owner's and its Affiliates' exercise of their rights hereunder or thereunder. Included among the Reimbursable Expenses are (i) all recording and filing fees, (ii) all actual and reasonable fees and expenses of counsel, engineers, accountants and other consultants, experts and advisors for Royalty Owner and its Affiliates, and (iii) all amounts which Royalty Owner is entitled to receive under Section 5.1 hereof and all costs of Royalty Owner in exercising any of its remedies under Section 5.1 hereof. The Reimbursable Expenses are limited to certain costs incurred in connection with the closing of the transactions contemplated hereby and in the Credit Agreement, which limit is set out in detail in the Credit Agreement.

     "Retained Interests" means the interests retained by WI Owner in the Subject Interests after conveyance of the Net Profits Interest hereunder.

     "Royalty Owner" means the Person named in the preamble to this Conveyance as the Royalty Owner, and, unless the context in which used shall otherwise require, such term shall also include any successor to such Person as owner at the time in question of any or all of the Net Profits Interest.

     "Subject Hydrocarbons" means that portion of the Hydrocarbons in and under and that may be produced from (or, to the extent pooled or unitized, allocated to) the Subject Lands which is attributable to the Subject Interests (determined after deducting all royalties, overriding royalties, production payments and similar burdens, excluding only the Net Profits Interest,

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which both burden the Subject Interests at the Commencement Time and are
reflected in the Net Revenue Interest figures set out on Exhibit "A").

     "Subject Interests" means:

          (a) All of the leasehold interests and other property interests described in Exhibit "A" attached hereto, to the extent of the NRI Percentage listed for such leasehold or other property interests on Exhibit "A"; and

          (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable and whether vested or contingent) of WI Owner in and to the Oil, Gas and other minerals in and under or that may be produced from any Subject Lands (including interests in oil, gas or mineral leases to the extent the same cover such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and other interests in such Oil, Gas and other minerals) even though WI Owner's interest in such Oil, Gas and other minerals may be incorrectly described in, or omitted from, Exhibit "A", to the extent of, and expressly limited to, the NRI Percentage listed for such leasehold or other property interests on Exhibit "A"; and

          (c) All rights, titles and interests of WI Owner in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, or communitization agreements, declarations or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations or declarations, and so-called "working interest units" created under operating agreements or otherwise) relating to the properties described in subsections (a) or (b) above in this definition.

     "Subject Lands" means the lands and depths described in Exhibit "A" (where no depth limit is specified, Subject Lands shall include all depths) and all lands and depths covered by Subject Interests described in subsection (a) of the previous definition whether or not described in Exhibit "A".

     "Subject Wells" means all wells now located on the Subject Lands (whether fully drilled and completed or not) or hereafter drilled on the Subject Lands, and (unless production therefrom is expressly excluded by the terms of the descriptions on Exhibit "A") any other wells now or hereafter located on lands or leases pooled, communitized or unitized with the Subject Lands or the Subject Interests.

     "Transaction Documents" means this Conveyance, the Credit Agreement, and all of the other "Loan Documents" referred to in the Credit Agreement.

     "WI Owner" means the Person named in the preamble of this Conveyance as WI Owner, and, unless the context in which used shall otherwise require, such term means any successor-

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owner at the time in question of any or all of the Subject Interests (other than the Net Profits Interest).

     Section 1.2. Rules of Construction. All references in this Conveyance to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Conveyance unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Conveyance", "this instrument", "herein", "hereof", "hereunder"' and words of similar import refer to this Conveyance as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: "including" and its grammatical variations mean "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person's successors and assigns. All references in this Conveyance to exhibits and schedules refer to exhibits and schedules to this Conveyance unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

                                 ARTICLE II

     Section 2.1. Conveyance. WI Owner does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Royalty Owner an overriding royalty interest in and to the Subject Hydrocarbons equal to five percent (5.0%) of the Net Profits, if any, calculated in the manner provided for herein, that are realized from the production of Hydrocarbons from the Subject Interests from and after the Commencement Time.

     TO HAVE AND TO HOLD the Net Profits Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Royalty Owner and its successors and assigns, forever, subject to the terms and conditions hereof.

     Section 2.2. Net Profits. WI Owner shall determine the Net Profits for each Month on or before the last Business Day of the following Month. As used herein, "Net Profits" means, for any Month, the positive remainder, if any, of:

          (a) all of the Gross Proceeds from the sale of Subject Hydrocarbons which were received or deemed received during such Month, minus

          (b) all severance and production taxes paid out of such Gross Proceeds, minus

          (c) all direct costs (excluding capital costs) which are attributable to the Subject Interests (i) for all direct labor and other services necessary for operating, producing, and maintaining the Subject Interests after the Commencement Time, (ii) for compression and separation of the Subject Hydrocarbons after the Commencement Time and prior to the sale thereof, and (iii) for all material and supplies purchased after the Commencement

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     Time to carry out the activities described in the preceding clauses (i) and
     (ii) provided, however, that the subtractions made pursuant to this subsection with respect to any Subject Interest shall be made on the same basis as such costs are charged under the operating agreement (if any) applicable to such Subject Interest at the time the transaction giving rise to such subtraction occurred and further provided that no such subtraction shall include any payments by WI Owner pursuant to the "nonconsent" provisions of any such operating agreement for another Person's share of the costs of operations.

WI Owner acknowledges and agrees that the costs set out in the preceding clauses
(b) and (c) do not represent (and are not intended to represent) all of the costs of WI Owner in operating the Subject Interests, and that only the costs specifically described in such clauses (b) and (c) shall be subtracted in calculating Net Profits.

     Section 2.3. Payments. WI Owner shall furnish to Royalty Owner a detailed statement setting out the calculation of the Net Profits for each Month on or before the last Business Day of the following Month, clearly reflecting (with sufficient description so that Royalty Owner can identify such items and the particular Subject Interest involved) each item taken into account in making such calculation and clearly reflecting for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the Month covered by such statement, the volumes of such production sold, the prices at which such volumes were sold, and the taxes paid with respect to such sales. WI Owner shall pay to Royalty Owner its share of the Net Profits shown in such statement by means of a check enclosed with such statement (or, if requested at any time by Royalty Owner, paid by bank wire transfer of immediately available funds to such bank and account as may be designated in writing by Royalty Owner).

     Section 2.4. Overpayments. If at any time WI Owner inadvertently pays Royalty Owner more than the amount then due with respect to the Net Profits Interest, Royalty Owner (a) shall promptly pay back to WI Owner any particular overpayment which exceeds $5,000, and (b) shall not be obligated to return any particular overpayment which does not exceed $5,000, but the amount or amounts otherwise payable for any subsequent period or periods shall be reduced by such overpayment.

     Section 2.5. Past Due Payments. Any amount not paid by WI Owner to Royalty Owner with respect to the Net Profits Interest when due shall bear, and WI Owner hereby agrees to pay, interest at the Default Rate from the due date until such amount has been paid.

     Section 2.6. Non-Cost-Bearing Interest. The Net Profits Interest shall be free and clear of (a) all Direct Taxes, (b) all costs and expenses associated with acquiring, exploring, developing, maintaining, producing, operating, reworking, recompleting, and remediating the Subject Interests, (c) all royalties, overriding royalties, production payments, and similar charges burdening the Subject Interests, and (d) all costs for separating, gathering, compressing, treating, processing or transporting Subject Hydrocarbons.
Although certain Direct Taxes and operating expenses are taken into account in determining Net Profits, all Direct Taxes, all costs and expenses associated with acquiring, exploring, developing, maintaining, producing, operating, reworking, recompleting, and remediating the Subject Interests, all royalties, overriding royalties, production payments, and similar charges burdening the Subject Interests, and all costs for

                                       47
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separating, gathering, compressing, treating, processing or transporting Subject
Hydrocarbons shall be borne by the Retained Interests and paid by WI Owner promptly, on or before the dates the same become delinquent (unless being disputed in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established, provided that such dispute causes no interruption in production or Delivery Services). In addition, WI
Owner will promptly (and in any event within 30 days after receiving any notice or statement for the same) pay all Reimbursable Expenses which have been incurred and are unpaid and reimburse Royalty Owner for any Reimbursable
Expenses which have been paid by or on behalf of Royalty Owner. Each amount which is to be paid by WI Owner pursuant to this Section 2.6 which is instead paid by or on behalf of Royalty Owner shall bear interest at the Default Rate on each day from and including the date of such payment until but not including the date repaid by WI Owner.

     Section 2.7. Measurement: Hydrocarbons Lost or Used. As used in this Conveyance, the term "Subject Hydrocarbons" shall not include (and the calculation of Gross Proceeds shall not include) Hydrocarbons produced from any particular Subject Well which are unavoidably lost in the production thereof or in the compression or transportation thereof prior to the applicable Delivery Point or which are used by WI Owner or the operator of any Subject Well for the production of Subject Hydrocarbons or for the compression or transportation of Subject Hydrocarbons prior to the applicable Delivery Point, in each case only to the extent the same are lost or used in the course of operations which are being conducted prudently and in a good and workmanlike manner. WI Owner hereby represents, warrants and covenants to Royalty Owner that production from each Subject Well is and will continue to be measured at a point prior to any point where Hydrocarbons from such Subject Well are commingled with Hydrocarbons from any other well or wells that are not Subject Wells.

     Section 2.8. No Proportionate Reduction. It is understood and agreed that, though the Net Profits Interest is conveyed by WI Owner to Royalty Owner out of the Subject Interests, the Subject Hydrocarbons (and thus the Net Profits) shall be determined based on 100% of the full NRI Percentage of the Hydrocarbons produced from (or, to the extent pooled or unitized, allocated to) the various Subject Lands and shall not be reduced for any reason. Among other things, the Net Profits Interest, the Subject Hydrocarbons and the Net Profits shall not be reduced due to (a) the undivided interest owned by WI Owner in a lease constituting any Subject Interests being less than the entire interest in such lease, or (b) the interest in Hydrocarbons underlying any portion of the Subject Lands which is covered by a particular lease (or group of leases) being less than the entire interest in the Hydrocarbons underlying such portion of the Subject Lands, or (c) the share of production from (or, to the extent pooled or unitized, allocated to) any portion of Subject Lands which is attributable to the Subject Interests being less than the NRI Percentage set forth on Exhibit "A" for such portion of the Subject Lands, or (d) WI Owner's failure to own, or otherwise have good title to, all or any part of the Subject Interests as described on Exhibit "A".

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                                 ARTICLE III

     Section 3.1. Operations. As between Royalty Owner and WI Owner, WI Owner shall have exclusive charge, management and control of all operations to be conducted on the Subject Interests. WI Owner shall take or cause to be taken any and all actions that a prudent operator would deem necessary or appropriate in the development, operation, maintenance and management thereof and in the production, handling, treating and transportation of Hydrocarbons produced therefrom to the applicable Delivery Points, and in so doing WI Owner shall not take into account the diminution in WI Owner's share of production from the Subject Interests caused by the granting of the Net Profits Interest and WI Owner shall at all times make its economic decisions as if WI Owner owned the full interest in the Subject Interests undiminished by the Net Profits Interest. In addition to, but without limitation of, the foregoing, (a) WI Owner shall maintain the Subject Interests full force and effect, (b) WI Owner shall not allow any Liens to attach to or burden the Net Profits Interest, (c) WI Owner shall not, except as required by Law, pool or unitize the Subject Interests in any way that would affect the calculation of the Net Profits Interest unless Royalty Owner has first consented thereto in writing, and (d) WI Owner shall perform for the benefit of Royalty Owner all obligations with respect to the Subject Interests and Subject Wells that are owed by WI Owner to the lessor of any of the Subject Interests and will furnish to Royalty Owner copies of all reports and other information delivered to such lessor.

     Section 3.2. Delivery Services. WI Owner shall deliver, or cause to be delivered, all Subject Hydrocarbons to the relevant Delivery Point in a condition satisfactory to meet or exceed pipeline or transporter specifications and qualifications at such Delivery Point, and WI Owner will market and sell (or cause to be marketed and sold) all of the Subject Hydrocarbons in arm's length transactions with Non-Affiliates on reasonable market terms that are at least as good as those obtained by WI Owner and its Affiliates with respect to all other Hydrocarbons marketed by them in the area of the Subject Lands. All tasks required to make such delivery (whether gathering, treating, separating, compressing, processing, transporting, or otherwise), marketing and sales are herein called the "Delivery Services". Although the costs of certain Delivery Services are taken into account in determining Net Profits, all Delivery Services, whether performed by WI Owner or by any other Person, shall be performed without any cost or charge to Royalty Owner, whether incurred or assessed by WI Owner or any other Person, and all costs so incurred or assessed shall be borne by the Retained Interests and paid by WI Owner.

     Section 3.3. Renewals and Extensions and New Leases. This Conveyance and the Net Profits Interest shall apply to WI Owner's and its Affiliates' interests in all renewals, extensions and other similar arrangements of each lease (or other determinable interest) which is included in the Subject Interests, whether such renewals, extensions or arrangements have heretofore been obtained by WI Owner or are hereafter obtained by or for WI Owner or any Affiliate thereof and whether or not the same are described in Exhibit "A". For the purposes of the preceding sentence, a new lease that covers the same interest (or any part thereof) covered by a prior lease, and which is acquired within one year after the expiration, termination, or release of such prior lease, shall be treated as a renewal or extension of such prior lease.

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                                 ARTICLE IV

     Section 4.1.  No Liability of Royalty Owner Parties; Indemnity.   NO
ROYALTY OWNER PARTY SHALL EVER BE RESPONSIBLE FOR ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH:

          (A) THE EXPLORING, DEVELOPING, OPERATING, OWNING, MAINTAINING, REWORKING OR RECOMPLETING OF THE SUBJECT INTERESTS OR SUBJECT LANDS, THE PHYSICAL CONDITION OF THE SUBJECT INTERESTS OR THE SUBJECT LANDS, OR THE HANDLING, TREATING OR TRANSPORTING OF HYDROCARBONS PRODUCED FROM THE SUBJECT LANDS (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES RELATED TO VIOLATION OF AN ENVIRONMENTAL LAW OR OTHERWISE RELATED TO DAMAGE TO OR REMEDIATION OF THE ENVIRONMENT, WHETHER THE SAME ARISE OUT OF ROYALTY OWNER'S OWNERSHIP OF AN INTEREST IN PROPERTY OR OUT OF THE ACTIONS OF WI OWNER OR ROYALTY OWNER OR OF THIRD PARTIES OR ARISE OTHERWISE), OR

          (B) THE FAILURE BY WI OWNER TO HAVE GOOD AND DEFENSIBLE TITLE TO THE SUBJECT INTERESTS FREE AND CLEAR OF ALL BURDENS, ENCUMBRANCES, LIENS AND TITLE DEFECTS OTHER THAN PERMITTED ENCUMBRANCES (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES SUFFERED BY ANY ROYALTY OWNER PARTY AS A RESULT OF ANY CLAIM THAT SUCH ROYALTY OWNER PARTY MUST DELIVER OR PAY OVER TO ANY PERSON ANY PART OF THE NET PROFITS AT ANY TIME PREVIOUSLY RECEIVED OR THEREAFTER TO BE RECEIVED BY SUCH ROYALTY OWNER PARTY),

AND WI OWNER WILL INDEMNIFY AND HOLD EACH ROYALTY OWNER PARTY HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, LOSSES AND LIABILITIES INCURRED BY ANY ROYALTY OWNER PARTY IN CONNECTION WITH ANY OF THE FOREGOING OR IN CONNECTION WITH THE NET PROFITS INTEREST, THIS CONVEYANCE, ANY OTHER TRANSACTION DOCUMENT, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF OR HEREOF) AT ANY TIME ASSOCIATED WITH OR CONTEMPLATED IN ANY OF THE FOREGOING. SUCH INDEMNITY SHALL

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ALSO COVER ALL REASONABLE COSTS AND EXPENSES OF ANY ROYALTY OWNER PARTY,
INCLUDING REASONABLE LEGAL FEES AND EXPENSES, WHICH ARE INCURRED IN CONNECTION WITH THE MATTERS INDEMNIFIED AGAINST. AS USED IN THIS SECTION 4.1, "ROYALTY OWNER PARTIES" MEANS ROYALTY OWNER AND ROYALTY OWNER'S SUCCESSORS AND ASSIGNS (INCLUDING ANY PERSON AT ANY TIME LENDING FUNDS TO ROYALTY OWNER SECURED BY A LIEN ON ANY PART OF THE NET PROFITS INTEREST), ALL OF THEIR RESPECTIVE AFFILIATES, AND ALL OF THE OFFICERS, DIRECTORS, AGENTS, BENEFICIARIES, TRUSTEES, ATTORNEYS AND EMPLOYEES OF THEMSELVES AND THEIR AFFILIATES.

THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY ROYALTY OWNER PARTY AND SHALL APPLY, WITHOUT LIMITATION, TO ANY LIABILITY IMPOSED UPON ANY ROYALTY OWNER PARTY AS A RESULT OF ANY THEORY OF STRICT LIABILITY OR ANY OTHER DOCTRINE OF LAW, PROVIDED THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO ANY COSTS, EXPENSES, LOSSES OR LIABILITIES INCURRED BY ANY ROYALTY OWNER PARTY TO THE EXTENT PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ROYALTY OWNER PARTY. THE FOREGOING INDEMNITY SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND SHALL INURE TO THE BENEFIT OF ALL OF THE ROYALTY OWNER PARTIES, REGARDLESS OF ANY SALE OR TRANSFER OF ITS RIGHTS UNDER THIS AGREEMENT BY ONE ROYALTY OWNER PARTY TO ANOTHER ROYALTY OWNER PARTY.

                                 ARTICLE V

     Section 5.1. Remedies. If WI Owner breaches any of its covenants, agreements, representations or warranties made in this Conveyance (or made with respect to this Conveyance or the Net Profits Interest in any other Transaction Document), or if WI Owner or any of its Affiliates or any Person acting on its behalf challenges the validity or enforceability of any provision of this Conveyance, then Royalty Owner may, either on its own behalf or through any agent or representative and in addition to all other rights and remedies available to Royalty Owner at law and in equity (including the right to sue for damages, which right of Royalty Owner is specifically acknowledged), exercise any one or more of the following remedies (it being agreed that the exercising of any one remedy shall not preclude the exercising of any other remedy):

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

          (a) If WI Owner has failed to cure any of the foregoing breaches or to obtain the dismissal and termination of any of the foregoing challenges, then, upon written notice to WI Owner, Royalty Owner may, but shall not be obligated to, take such action and pay such money, all in WI Owner's name or in Royalty Owner's own name, as may be required to cure or mitigate such breach or to obtain the dismissal and termination of such challenge. Any expenses so incurred by Royalty Owner and any money so paid by Royalty Owner shall be obligations owing by WI Owner to Royalty Owner (which obligations WI Owner hereby expressly promises to pay) and Royalty Owner, upon making such payment, shall be subrogated to all rights of the Person receiving such payment. Each amount due and owing by WI Owner to Royalty Owner pursuant to this subsection shall bear interest each day, from the date of such expenditure or payment until paid, at the Default Rate, which interest shall be payable on the first day of each calendar month and shall itself bear interest at the same rate if not timely paid.

          (b) Royalty Owner shall be entitled to apply to a court of competent jurisdiction for the specific performance or observance of any covenant or agreement or in aid of the execution of any power herein granted and for the appointment of a receiver for the Subject Interests and the Subject Hydrocarbons, but no such appointment shall prejudice or affect the rights of Royalty Owner to receive all Net Profits and any amounts due under the Transaction Documents.

     Section 5.2. Termination of Remedies. The specific remedies to which Royalty Owner may become entitled under Sections 5.1(a) and (b) shall cease to be exercisable when all breaches of or challenges to this Conveyance have been fully cured (provided that the effecting of performance or observation of any unperformed covenant or agreement, or other resolution of such a breach by Royalty Owner or Royalty Owner's agent or representative shall not be deemed to cure any such breach), without prejudice, however, to the exercise of any such remedies upon any subsequent breach or challenge. Nothing in this section shall impose limitations or otherwise inhibit the exercise of any other rights or remedies which Royalty Owner may have.

                                 ARTICLE VI

     Section 6.1. Assignments. Royalty Owner shall have the right to assign, sell, transfer, convey, exchange, mortgage or pledge the Net Profits Interest in whole or in part at any time, subject to its obligation under the Credit Agreement to reconvey a portion of the Net Profits Interest to WI Owner under certain circumstances. Upon termination of the Credit Agreement and the liens granted pursuant thereto on the Subject Interests, WI Owner shall have the right to assign, sell, transfer, convey, exchange, mortgage or pledge its interest in the Subject Interests in whole or in part at any time, subject to the Net Profits Interest and the terms of this Conveyance.

     Section 6.2. Binding Effect. All the covenants and agreements of the respective parties herein contained shall be deemed to be covenants running with the Subject Interests and the lands covered thereby or included therein. All of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                 ARTICLE VII

     Section 7.1. General Warranty of Title. WI Owner hereby binds itself to warrant and forever defend all and singular title to the Net Profits Interest unto Royalty Owner, its successors and assigns, against every person lawfully claiming or to claim the same or any part thereof. Without limitation of the generality of the foregoing, WI Owner represents and warrants to Royalty Owner that the ownership of WI Owner of the Subject Interests does and will, with respect to each tract of land, lease or unit identified in Exhibit "A" hereto:

          (a) entitle WI Owner and Royalty Owner collectively to receive, free and clear of liens and encumbrances, a decimal or percentage net revenue interest share of the Hydrocarbons produced from, or allocated to, such tract, lease or unit equal to not less than the decimal or percentage interest set forth in Exhibit "A" in connection therewith in the column headed "Net Revenue Interest", and

          (b) cause WI Owner to be obligated to bear a decimal or percentage share of the costs associated with wells or operation on such tract, lease or unit not greater than the decimal or percentage share set forth in Exhibit "A" in connection therewith in the column headed "Working Interest", without a corresponding increase in net revenue interest.

WI Owner further represents and warrants to Royalty Owner that such shares of production which WI Owner and Royalty Owner are entitled to receive, and shares of expenses which WI Owner is obligated to bear, are not and will not be subject to change except, and only to the extent that, such changes are reflected on Exhibit "A". This Conveyance is made with full substitution and subrogation of Royalty Owner in and to all covenants, representations and warranties by others heretofore given or made with respect to the Subject Interests.

                                 ARTICLE VIII

     Section 8.1. Choice of Law. This Conveyance shall be construed and enforced in accordance with and governed by the laws of the State of Louisiana and the laws of the United States of America.

     Section 8.2. Intentions of the Parties. Nothing herein contained shall be construed to constitute either party hereto (under state Law or for tax purposes) in partnership with the other party. The parties hereto intend that the Net Profits Interest shall at all times be treated (and all provisions of this Conveyance shall be construed and treated accordingly) as an overriding royalty, a mineral right and a real right under the Laws of the State of Louisiana, belonging solely to Royalty Owner.

     Section 8.3. No Ownership of Equipment. The Net Profits Interest does not include any right, title or interest in and to any of the personal property, fixtures, structures or equipment now or hereafter placed on, or used in connection with, the Subject Interests.

     Section 8.4. Further Assurances. WI Owner hereto agrees, upon request therefor by Royalty Owner, to execute and deliver to Royalty Owner all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be reasonably necessary or desirable to correct any error herein and to more fully and effectively grant, convey and assign to Royalty Owner the rights, titles, interest and estates conveyed to Royalty Owner hereby or intended to be so conveyed. If any Person ever challenges or attacks (a) the validity, enforceability or priority of this Conveyance or the Net Profits Interest or (b) the title of WI Owner to any Subject Interest or of Royalty Owner to the Net Profits Interest, then upon learning thereof WI Owner will give prompt written notice thereof to Royalty Owner and at WI Owner's own cost and expense will diligently endeavor to defeat such challenge or attack and to cure any defect that may be developed or claimed, and WI Owner will take all reasonable steps for the defense of any legal proceedings with respect thereto, including the employment of counsel to represent WI Owner, the prosecution or defense of litigation, and the release or discharge of all adverse claims. Royalty Owner is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the enforceability, validity or priority of this Conveyance and the Net Profits Interest, including the employment of independent counsel to represent Royalty Owner, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Subject Interests or the Net Profits Interest, the purchase of any tax title and the removal of prior Liens, and all reasonable and related expenditures so made of every kind and character shall be a Reimbursable Expense (which obligation WI Owner hereby expressly promises to pay on demand) owing by WI Owner to Royalty Owner and shall bear interest from the date demanded until paid at the Default Rate.

     Section 8.5. No Partition. WI Owner and Royalty Owner acknowledge that neither has any right or interest that would permit it to partition any portion of the Subject Interests as against the other, and each waives any such right.

     Section 8.6. Notices and Addresses. All notices and other communications required or permitted under this Conveyance shall be in writing and, unless otherwise specifically provided, shall be delivered personally or by telecopier or by registered or certified mail, postage prepaid, or by delivery service with proof of delivery, at the respective addresses shown below, and shall be deemed delivered on the date of receipt. Either party may specify as its proper address any other street address within the continental limits of the United States by giving notice to the other party, in the manner provided in this section, at least fifteen (15) days prior to the effective date of such change of address.

WI Owner's address:

     Cheniere Energy, Inc.
     Two Allen Center
     1200 Smith Street, Suite 1710
     Houston, Texas 77002-4312
     Attention: Don Turkleson
     Telephone: (713) 659-1361
     Telecopy:   (713) 659-5459



Royalty Owner's address:

     EnCap Energy Capital Fund III, L.P.
     1100 Louisiana, Suite 3150
     Houston, Texas 77002
     Attention: John Howie
     Telephone: (713) 659-6100
     Telecopy:   (713) 659-0200

     Section 8.7.  Consents, Waivers, Supplements and Amendments.   No consent,
waiver, supplement or amendment given by Royalty Owner in connection with this Conveyance or the Net Profits Interest shall be valid or effective unless given in writing and signed by Royalty Owner.

     Section 8.8. Counterparts. This Conveyance is being executed in multiple counterparts, all of which are identical.

     Section 8.9.  Arbitration.

     (a)  As used in this section:

          (1) "AAA" means the American Arbitration Association (or any successor thereto),

          (2) "Claims" means all claims by either party hereto against the other with respect to the Net Profits Interest, this Conveyance, or any of the Transaction Documents (including among others any claims with respect to the interpretation or validity of any Transaction Document, the existence or scope of any duties owed thereunder, whether or not any such duties have been performed or breached in any circumstances, or the extent or enforcement of any property rights created thereunder or subject thereto), and

          (3) "Disputed Matters" means all Claims, all defenses against any Claims, and all controversies relating thereto.

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

     (b) If either party hereto ever desires to assert a Claim against the other party, the party asserting such Claim will give written notice thereof to the other party. During the thirty day period following receipt of such notice by the other party, both parties will discuss such Claim and the validity thereof. If the parties hereto cannot come to agreement about such Claim by the end of such thirty day period (as such period may be extended by mutual agreement), then within fifteen days after the end of such period either party may by written notice to the other invoke the arbitration provisions of this Conveyance, whereupon Royalty Owner and WI Owner shall submit such Claim and all Disputed Matters in any way related thereto to arbitration under the procedures in the next following subsection (c).

     (c) All Disputed Matters shall be resolved by arbitration conducted by three arbitrators in accordance with this Section 8.9 and, to the extent not in conflict herewith, under the auspices of the AAA and under the Commercial Arbitration Rules of the AAA then in effect. Each such arbitrator must be independent and impartial and a person with at least ten years' experience in the financing and valuation of oil and gas properties. Within ten days after the sending and receipt of a notice invoking arbitration as provided in subsection (b) above, each of WI Owner and Royalty Owner shall specify (by notice to the other) the name and address of an arbitrator appointed by it. At the end of such ten days, if one party has made a specification of its appointed arbitrator but has not received notice of a similar specification by the other party, then the party which has made a specification shall give notice to the other party that it has not received a specification from the other party. If the other party does not act to specify its arbitrator within an additional seven days after the giving of such notice, the party who has made its specification may appoint the second arbitrator in place of the party who has failed to do so. Within fifteen days after the first two arbitrators have been appointed, they shall select the third arbitrator. If a third arbitrator has not been selected within such period, either party hereto may petition the Administrative Judge presiding over the State District Courts of Harris County, Texas to appoint such third arbitrator, whereupon such judge (or any person designated by such judge to make such appointment) may make such appointment unless the first two arbitrators have come to agreement on the third arbitrator. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised by the Disputed Matter. Other discovery may be ordered by the arbitrators to the extent they deem relevant and appropriate, and any dispute regarding discovery, including disputes as to the need thereof or the relevance or scope thereof, shall be determined by the arbitrators, whose determination shall be conclusive. All arbitrations hereunder shall be held in Houston, Texas at locations to be determined by the arbitrators. Royalty Owner and WI Owner shall proceed expeditiously with any such arbitration and shall conclude all proceedings thereunder, including any hearing, in order to allow a decision based on applicable Law to be rendered within ninety days after the appointment of the third arbitrator. The decision of any two such arbitrators on the issues before them shall be final, and any award or order so decided may be enforced in any court having personal jurisdiction over the party against whom enforcement is sought. WI Owner shall pay all fees due to the AAA and shall bear its own expenses, including attorneys' fees and expenses of arbitration, in connection with any such arbitration, but all expenses of Royalty Owner shall be considered Reimbursable Expenses to be paid or reimbursed by WI Owner. The arbitrators shall honor WI Owner's and Royalty Owner's election of the Laws of the State of Texas and the State of Louisiana as set out in the various Transaction Documents, provided that each arbitration proceeding shall also be subject to the United States Arbitration Act, 9 U.S.C., Chapter 1, (S)(S) 1 et seq, to the extent applicable. THE ARBITRATORS ARE NOT EMPOWERED TO AWARD PUNITIVE OR EXEMPLARY DAMAGES ON ANY CLAIM (BUT ARE EMPOWERED TO AWARD REIMBURSABLE EXPENSES TO ROYALTY OWNER AND PRE-AWARD INTEREST TO EITHER PARTY), AND EACH OF WI OWNER AND ROYALTY OWNER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES ON ANY CLAIM.

     (d) All applicable statutes of limitations and defenses based on the passage of time shall be tolled during the period in which arbitration has been invoked as set forth in this section. Each of WI Owner and Royalty Owner is required to continue to perform its obligations under the Transaction Documents pending final resolution of any Disputed Matter.

     IN WITNESS WHEREOF, this Conveyance is executed and delivered on September 1, 1999 and is made effective as of the Commencement Time.


                                CHENIERE ENERGY, INC.


                                By: /s/ Michael L. Harvey
                                   ------------------------------------
                                   Michael L. Harvey
                                   President

                                 ACKNOWLEDGMENT


STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


     On this date before me, the undersigned authority, personally came and appeared Michael L. Harvey, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as the President of Cheniere Energy, Inc., a Delaware corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of such corporation by authority of its board of directors and as the free act and deed of such corporation and for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Houston, Harris County, Texas, on the day and year first above written.


                              ---------------------------------------------
                              NOTARY PUBLIC, State of Texas

                              ---------------------------------------------
                                    (printed name)
My commission expires:


     [SEAL]

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